CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-69060, 33-50517, 33-50519), and in the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-69648) of Kansas City Southern Industries, Inc. of our report dated February 22, 1996, appearing on page 35 of this Form 10-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Kansas City, Missouri
March 5, 1996